As filed with the Securities and Exchange Commission on November 4, 1998
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      TROPICAL SPORTSWEAR INT'L CORPORATION
             (Exact name of Registrant as specified in its charter)

                               Florida 59-3424305
        (State or other jurisdiction (I.R.S. Employer Identification No.)
                        of incorporation or organization)

               4902 West Waters Avenue, Tampa, Florida 33634-1302
               (Address of Principal Executive Offices) (Zip Code)

        Tropical Sportswear Int'l Corporation Employee Stock Option Plan
                            (Full Title of the Plan)

                               N. LARRY McPHERSON
                     Executive Vice President and Treasurer
                      Tropical Sportswear Int'l Corporation
               4902 West Waters Avenue, Tampa, Florida 33634-1302
                     (Name and Address of Agent For Service)

                                 (813) 249-4900
          (Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:
                             STEPHEN A. OPLER, ESQ.
                                Alston & Bird LLP
             One Atlantic Center, 1201 West Peachtree Street, N.W.,
             Atlanta, Georgia 30309-3424, Telephone: (404) 881-7000

                         CALCULATION OF REGISTRATION FEE
======================================== ===================== ==================== =================== ====================
                                                                                     Proposed Maximum
               Title of                                         Proposed Maximum        Aggregate
             Each Class of                                       Offering Price     Offering Price(2)
              Securities                     Amount to be         Per Share (2)                              Amount of
           to be Registered                 Registered(1)                                                Registration Fee
======================================== ===================== ==================== =================== ====================
Common Stock, $.01 par value                   500,000                  $               $7,824,322           $2,175.16
======================================== ===================== ==================== =================== ====================

(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, these amounts are based on (i) 174,800 shares subject to outstanding options having an exercise price of $12.00 per share; (ii) 104,400 shares subject to outstanding options having an exercise price of $13.20 per share;
(iii) 3,000 shares subject to outstanding options having an exercise price of $10.38 per share; (iv) 3,000 shares subject to outstanding options having an exercise price of $10.25 per share; (v) 24,000 shares subject to outstanding options having an exercise price of $14.00 per share; (vi) 15,000 shares subject to outstanding options having an exercise price of $23.38 per share; (vii) 3,000 shares subject to outstanding options having an exercise price of $19.63 per share; (viii) 10,000 shares subject to outstanding options having an exercise price of $20.00 per share; (ix) 6,000 shares subject to outstanding options having an exercise price of $20.13 per share; (x) 2,000 shares subject to outstanding options having an exercise price of $20.25 per share; (xi) 16,000 shares subject to outstanding options having an exercise price of $20.88 per share; (xii) 6,000 shares subject to outstanding options having an exercise price of $21.63 per share; (xiii) 1,500 shares subject to outstanding options having an exercise price of $21.50 per share; and (xiv) 131,300 shares reserved for future grants under the Plan, the registration fee for which has been calculated using $20.44, the average of the high and low prices of the Registrant's Common Stock on October 27, 1998 as reported on the Nasdaq National Market.

                                      II-11
                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated herein by reference:

                  (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 27, 1997, as amended pursuant to Form 10-K/A filed on April 13, 1998; and

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 27, 1997.

                  (3)  The   description  of  Common  Stock   contained  in  the
         Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Registrant may enter into Indemnification Agreements with its directors and executive officers in which the Registrant may agree to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

         The indemnification provided by the Florida Act, and the Registrant's Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

         The Registrant may obtain a liability insurance policy for its directors and officers as permitted by the Florida Act which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

   Exhibit
    Number                               Description

     4.1 Tropical Sportswear Int'l Corporation Employee Stock Option Plan (filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (No. 333-33729), and incorporated herein by reference)

     4.2 Form of Tropical Sportswear Int'l Corporation Stock Option Agreement for Employee Stock Option Plan (Incentive stock options) (filed herewith)

     4.3 Form of Tropical Sportswear Int'l Corporation Stock Option Agreement for Employee Stock Option Plan (Nonqualified stock options) (filed herewith)

      5 Opinion of Alston & Bird LLP as to the legality of the securities to be issued (filed herewith)

     23.1 Consent of Alston & Bird LLP (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference)

     23.2       Consent of Ernst & Young LLP (filed herewith)

     24.1       Power of Attorney (found in Part II on Page II-3)

Item 9.  Undertakings.
         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation or Bylaws of the Registrant or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and the State of Florida on this 27th day of October, 1998.

                                   TROPICAL SPORTSWEAR INT'L CORPORATION

                                   By: s/s N. Larry McPherson
                                       N. LARRY McPHERSON
                                   Executive Vice President and Treasurer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints WILLIAM W. COMPTON and MICHAEL KAGAN and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   Signature                                    Title                                  Date

s/s William W. Compton                           Chairman of the Board, Chief Executive         October 27, 1998
William W. Compton                               Officer, and Director (Principal
                                                 Executive Officer)
s/s Michael Kagan                                Executive Vice President, Chief                October 27, 1998
Michael Kagan                                    Financial Officer, Secretary and Director

s/s Eloy S. Vallina-Laguera                      Director                                       October 27, 1998
Eloy S. Vallina-Laguera

s/s Jesus Alvarez-Morodo                         Director                                       October 27, 1998
Jesus Alvarez-Morodo

s/s Leslie J. Gillock                            Director                                       October 27, 1998
Leslie J. Gillock

s/s Donald H. Livingston                         Director                                       October 27, 1998
Donald H. Livingstone

s/s Leon H. Reinhart                             Director                                       October 27, 1998
Leon H. Reinhart

s/s Richard C. Allender                          Director                                       October 27, 1998
Richard C. Allender

s/s Charles J. Smith                             Director                                       October 27, 1998
Charles J. Smith

                                  EXHIBIT INDEX


   Exhibit
    Number                          Exhibit Description

     4.1 Tropical Sportswear Int'l Corporation Employee Stock Option Plan (filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (No. 333-33729), and incorporated herein by reference)

     4.2 Form of Tropical Sportswear Int'l Corporation Stock Option Agreement for Employee Stock Option Plan (Incentive stock options) (filed herewith)

     4.3 Form of Tropical Sportswear Int'l Corporation Stock Option Agreement for Employee Stock Option Plan (Nonqualified stock options) (filed herewith)

      5 Opinion of Alston & Bird LLP as to the legality of the securities to be issued (filed herewith)

     23.1 Consent of Alston & Bird LLP (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference)

     23.2       Consent of Ernst & Young LLP (filed herewith)

     24.1       Power of Attorney (found in Part II on Page II-3)